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                                                                      EXHIBIT 10

                             SHAREHOLDER'S AGREEMENT

         This Shareholder's Agreement, dated as of March 29, 1999, is between Joan R. Gubitosi ("Gubitosi"), a 50% shareholder of Gulfstream Financial Group, Inc., a Florida corporation ("Gulfstream"), and Dominic A. Polimeni, a 50% shareholder of Gulfstream ("Polimeni").

         WHEREAS, Polimeni in his capacity as Chairman, President and Chief Executive Officer of Questron Technology, Inc. ("Questron") has been awarded options to purchase 1,100,000 shares of Questron's common stock at a price of $4.50 per share, which options have a 10 year life.

         WHEREAS, Polimeni was appointed to his position at Questron by virtue of his role and capacity at Gulfstream.

         NOW, THEREFORE, Gubitosi and Polimeni agree as follows:

         1. Polimeni conveys and Gubitosi accepts a 50% beneficial ownership interest in the options to purchase Qustron's common stock referred to above;

         2. Gubitosi and Polimeni shall each be responsible for 50% of the tax consequence associated with the exercise of the options to purchase Qustron's common stock referred to above; and

         3. Gubitosi agrees to indemnify Polimeni for Gubitosi's 50% portion of the tax consequences associated with the exercise of the options to purchase Qustron's common stock referred to above.

         IN WITNESS WHEREOF, Gubitosi and Polimeni have signed this agreement as of the date and year first above written.

         /s/ Dominic A. Polimeni                 /s/ Joan R. Gubitosi
         --------------------------------        -------------------------------
         Dominic A. Polimeni,                    Joan R. Gubitosi,
         Shareholder                             Shareholder